UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K/A
(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 6, 2013 (December 3, 2013)
Date of Report (Date of earliest event reported)

MEDGENICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35112	98-0217544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Devon Park Drive, Building 700

Wayne, Pennsylvania 19087

(Address of principal executive offices, zip code)

(610) 254-4201
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in a Current Report on Form 8-K filed on November 29, 2013, Medgenics, Inc., a Delaware corporation (the “Company”), notified Marvin R. Garovoy, the Company’s Chief Medical Officer, of the termination of his employment agreement, effective December 31, 2013. In connection with such termination, on December 3, 2013, the Company and Dr. Garovoy entered into a separation agreement, made effective as of November 27, 2013, which confirms the obligation of the Company to continue to pay his salary for six months following the termination date, as provided in his employment agreement in the event of a termination without cause and, in addition, provides that all unvested stock options held by Dr. Garovoy will vest as of December 31, 2013, and all options vested as of such date will be exercisable through December 31, 2014.

The foregoing description of the separation agreement with Dr. Garovoy is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K/A and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
10.1	Separation Agreement, effective as of November 27, 2013, between Medgenics, Inc. and Marvin R. Garovoy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDGENICS, INC.

By:	/s/ Phyllis K. Bellin
Name: Phyllis K. Bellin
Title: Vice President – Administration

Date: December 6, 2013